UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 18, 2011

COCA-COLA ENTERPRISES, INC.

(Exact name of Registrant as specified in its charter)

Delaware	333-170322	27-2197395
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

2500 Windy Ridge Parkway, Atlanta, Georgia 30339

(Address of principal executive offices, including zip code)

(678) 260-3000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On February 18, 2011, Coca-Cola Enterprises, Inc. completed an offering of $300,000,000 aggregate principal amount of 4.500% Notes due 2021 (the “Fixed Rate Notes”) and $100,000,000 aggregate principal amount of Floating Rate Notes due 2014 (the “Floating Rate Notes” and, together with the Fixed Rate Notes, the “Notes”). Copies of the form of Fixed Rate Notes and Floating Rate Notes, the legality opinion dated February 18, 2011 of John R. Parker, Jr., Senior Vice President, General Counsel and Strategic Initiatives of Coca-Cola Enterprises, Inc. and the tax opinion of Shearman & Sterling LLP dated February 18, 2011 provided in connection with the offering of the Notes are attached hereto as Exhibits 4.1, 4.2, 5.1 and 8.1, respectively.

Item 9.01	Financial Statements and Exhibits.

(a) Not applicable.

(b) Not applicable.

(c) Not applicable.

(d) Exhibits:

4.1	Form of 4.500% Notes due 2021.

4.2	Form of Floating Rate Notes due 2014.

5.1	Legality Opinion dated February 18, 2011 of John R. Parker, Jr., Senior Vice President, General Counsel and Strategic Initiatives of Coca-Cola Enterprises, Inc.

8.1	Tax Opinion dated February 18, 2011 of Shearman & Sterling LLP.

23.1	Consent of John R. Parker, Jr., Senior Vice President, General Counsel and Strategic Initiatives of Coca-Cola Enterprises, Inc. (included in Exhibit 5.1).

23.2	Consent of Shearman & Sterling LLP (included in Exhibit 8.1).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COCA-COLA ENTERPRISES, INC.
(REGISTRANT)

By:	/S/ WILLIAM T. PLYBON
Name:	William T. Plybon
Title:	Vice President, Secretary and Deputy Strategic Initiatives

Date: February 18, 2011

EXHIBIT INDEX

Exhibit No.	Description

4.1	Form of 4.500% Notes due 2021.

4.2	Form of Floating Rate Notes due 2014.

5.1	Legality Opinion dated February 18, 2011 of John R. Parker, Jr., Senior Vice President, General Counsel and Strategic Initiatives of Coca-Cola Enterprises, Inc.

8.1	Tax Opinion dated February 18, 2011 of Shearman & Sterling LLP.

23.1	Consent of John R. Parker, Jr., Senior Vice President, General Counsel and Strategic Initiatives of Coca-Cola Enterprises, Inc. (included in Exhibit 5.1).

23.2	Consent of Shearman & Sterling LLP (included in Exhibit 8.1).